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                                                                     EXHIBIT 4.4

                 AGREEMENT FOR TERMINATION OF THE ARCH MINERAL
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         CORPORATION VOTING AGREEMENT AND FOR NOMINATION OF DIRECTORS
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     AGREEMENT FOR TERMINATION OF THE ARCH MINERAL CORPORATION VOTING AGREEMENT
AND FOR NOMINATION OF DIRECTORS, dated as of April 4, 1997 (the "Agreement"), by and between Hunt Coal Corporation, a Texas corporation ("Hunt Coal"), Petro-Hunt Corporation, a Delaware corporation ("Petro-Hunt"), each of the trusts listed on
Schedule I hereto (the "Hunt Trusts", and together with Hunt Coal and Petro-Hunt, the "Hunt Group"), Ashland Inc., a Kentucky corporation ("Ashland"), and Arch Mineral Corporation, a Delaware corporation (the "Company").

     WHEREAS, Hunt Petroleum Corporation ("Hunt Petroleum"), Petro-Hunt, the Hunt Trusts, Ashland and the Company entered into a Voting Agreement dated effective as of September 1, 1993 (the "Voting Agreement");

     WHEREAS, Hunt Petroleum subsequently assigned its rights under the Voting Agreement to Hunt Coal and Hunt Coal assumed the obligations of Hunt Petroleum thereunder;

     WHEREAS, the Company has entered into an Agreement and Plan of Merger ("Merger Agreement") providing, among other things, for the merger of a wholly-owned subsidiary of the Company with and into Ashland Coal, Inc., a Delaware corporation ("Ashland Coal") for the purpose of effecting a combination of the Company and Ashland Coal;

     WHEREAS, the Hunt Group, Ashland and the Company have agreed to terminate their respective rights and obligations under the Voting Agreement as of the Effective Time (as deemed in the Merger Agreement) subject to reinstatement in the event the Merger Agreement is terminated; and

     WHEREAS, the Hunt Group and the Company desire to enter into certain agreements with respect to the nomination of persons for election to the Board of Directors of the Company (the "Board").

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Termination of Voting Agreement. At the Effective Time (as defined in
        -------------------------------
the Merger Agreement), the Voting Agreement shall be terminated and each party hereto shall be released fully from its respective obligations thereunder.

     2. Nomination of Hunt Designee. So long as the Hunt Group, the entities
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listed on Schedule II hereto and the beneficiaries of any trusts included among the Hunt Group and the listed entities shall have the collective voting power to elect, by cumulative voting, one or more persons to serve on the Board, the Company agrees to take all actions necessary to nominate or cause to be nominated and to solicit proxies (and if properly executed or otherwise valid, to vote all such proxies and other shares which Company management is otherwise entitled to vote in accordance with the terms and requirements of this provision) for election as a director at each
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annual meeting of stockholders (or, if applicable, at any special meeting of stockholders) of the Company, the number of persons that could be elected to the Board by exercise of such cumulative voting power. Such person or persons (each a "Hunt Designee") shall be designated in a writing signed by the holders of a majority of the shares held by the Hunt Group, or, in the event that no such Hunt Designee shall be so designated, shall be the Hunt Designee or Hunt Designees then serving on the Board.

     3. Appointment of Hunt Designee to Board Committees. The Company agrees to
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cause, effective as of the Effective Time (as defined in the Merger Agreement), one of the Hunt designees to the Board to be appointed as one of the initial members of each of the following committees of the Board: (a) the Audit Committee (Mr. James L. Parker as Chairman), (b) the Executive Committee, (c) the Nominating Committee and (d) the Compensation Committee.

     4. Effect of Termination of the Merger Agreement. Anything herein to the
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contrary notwithstanding, this Agreement shall immediately become void, and the
Voting Agreement shall remain in full force and effect, in the event that the transactions contemplated by the Merger Agreement are terminated or abandoned in accordance with the terms thereof.

     5. Entire Agreement. This Agreement contains the entire agreement and
        ----------------
supersedes all prior agreements and understandings, written or oral, of the parties hereto with respect to the subject matter hereof.

     6. Governing Law.  This Agreement shall be governed by and construed in
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accordance with the laws of the State of Delaware, without giving effect to the conflict of law provisions thereof.

     7. Counterparts.  This Agreement may be executed in any number of
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counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                   HUNT COAL CORPORATION

                                   By: /s/ James L. Parker
                                           James L. Parker, President


                                   PETRO-HUNT CORPORATION

                                   By: /s/ Bruce W. Hunt
                                           Bruce W. Hunt, President


                                   LYDA HUNT-MARGARET TRUST -
                                   AL G. HILL, JR.

                                   By: /s/ Margaret Hunt Hill
                                           Margaret Hunt Hill, Trustee

                                   By: /s/ Tom Hunt, Trustee
                                           Tom Hunt, Trustee

                                   By: /s/ James L. Parker, Trustee
                                           James L. Parker, Trustee


                                   LYDA HUNT-MARGARET TRUST -
                                   ALINDA HUNT HILL

                                   By: /s/ Margaret Hunt Hill, Trustee
                                           Margaret Hunt Hill, Trustee

                                   By: /s/ Tom Hunt, Trustee
                                           Tom Hunt, Trustee

                                   By: /s/ James L. Parker, Trustee
                                           James L. Parker, Trustee
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                                   LYDA HUNT-MARGARET TRUST -
                                   LYDA HILL

                                   By:  /s/ Margaret Hunt Hill, Trustee
                                            Margaret Hunt Hill, Trustee

                                   By:  /s/ Tom Hunt, Trustee
                                            Tom Hunt, Trustee

                                   By:  /s/ James L. Parker, Trustee
                                            James L. Parker, Trustee



                                   LYDA HUNT-HERBERT TRUST -
                                   DOUGLAS H. HUNT

                                   By:  /s/ Walter P. Roach, Trustee
                                            Walter P. Roach, Trustee

                                   By:  /s/ Gage A. Prichard, Sr., Trustee
                                            Gage A. Prichard, Sr., Trustee



                                   LYDA HUNT-HERBERT TRUST -
                                   BARBARA A. HUNT

                                   By:  /s/ Walter P. Roach, Trustee
                                            Walter P. Roach, Trustee

                                   By:  /s/ Gage A. Prichard, Sr., Trustee
                                            Gage A. Prichard, Sr., Trustee



                                   LYDA HUNT-HERBERT TRUST -
                                   LYDA B. HUNT

                                   By:  /s/ Walter P. Roach, Trustee
                                            Walter P. Roach, Trustee

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                                   By:  /s/ Gage A. Prichard, Sr., Trustee
                                            Gage A. Prichard, Sr., Trustee



                                   LYDA HUNT-HERBERT TRUST -
                                   DAVID S. HUNT

                                   By:  /s/ Walter P. Roach, Trustee
                                            Walter P. Roach, Trustee

                                   By:  /s/ Gage A. Prichard, Sr., Trustee
                                            Gage A. Prichard, Sr., Trustee



                                   LYDA HUNT-HERBERT TRUST -
                                   BRUCE W. HUNT

                                   By:  /s/ Walter P. Roach, Trustee
                                            Walter P. Roach, Trustee

                                   By:  /s/ Gage A. Prichard, Sr., Trustee
                                            Gage A. Prichard, Sr., Trustee


                                   ASHLAND INC.

                                   By:  /s/ Thomas L. Feazell
                                   Name:    Thomas L. Feazell
                                   Title:   Senior Vice President, General
                                            Counsel and Secretary



                                   ARCH MINERAL CORPORATION

                                   By:  /s/ Jeffry N. Quinn


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                                   SCHEDULE I

Lyda Hunt-Margaret Trust - Al G. Hill, Jr.
Lyda Hunt-Margaret Trust - Alinda Hunt Hill
Lyda Hunt-Margaret Trust - Lyda Hill

Lyda Hunt-Herbert Trust - Douglas H. Hunt
Lyda Hunt-Herbert Trust - Barbara A. Hunt
Lyda Hunt-Herbert Trust - Lyda B. Hunt
Lyda Hunt-Herbert Trust - David S. Hunt
Lyda Hunt-Herbert Trust - Bruce W. Hunt
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                                  SCHEDULE II

Rosewood Resources, Inc.

Lyda Hunt - Caroline Trust - John Bunker Sands
Lyda Hunt - Caroline Trust - David Keith Sands
Lyda Hunt - Caroline Trust - Stephen H. Sands
Lyda Hunt - Caroline Trust - Laurie Sands
Lyda Hunt - Caroline Trust - Patrick Brian Sands

Nelson Bunker Hunt Trust Estate

Lyda Hunt - Bunker Trust - Houston B. Hunt
Lyda Hunt - Bunker Trust - Elizabeth B. Hunt
Lyda Hunt - Bunker Trust - Ellen F. Hunt

Lamar Hunt Trust Estate

Lyda Hunt - Lamar Trust - Lamar Hunt
Lyda Hunt - Lamar Trust - Lamar Hunt, Jr.
Lyda Hunt - Lamar Trust - Clark K. Hunt
Lyda Hunt - Lamar Trust - Sharon L. Hunt
Lyda Hunt - Lamar Trust - Daniel L. Hunt